 Exhibit 14

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form N-14 of Fidelity Merrimack Street Trust of our report dated March 12, 2024, relating to the financial statements and financial highlights, which appears in Fidelity Municipal Core Plus Bond Fund’s Annual Report on Form N-CSR for the period February 16, 2023 (commencement of operations) through January 31, 2024. We also consent to the references to us under the headings “Representations and Warranties of the Acquired Fund”, “Additional Information About the Funds” and “Experts” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated March 30, 2024 for Fidelity Municipal Core Plus Bond Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 13, 2024